                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                         THE SECURITIES AND EXCHANGE ACT

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2) )
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to 240.14a-12


                  Charter Municipal Mortgage Acceptance Company
--------------------------------------------------------------------------------
                 Name of Registrant as Specified in its Charter

--------------------------------------------------------------------------------
      Name of Person(s) Filing Proxy Statement if other than the Registrant

Payment of Filing Fee (Check Appropriate Box):

[X]   No fee required
[ ]   Fee computed on table below per exchange Act Rules 14a-6 (i) (1) and 0-11.

  (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
--------------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

  (5) Total fee paid:
--------------------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
--------------------------------------------------------------------------------

  (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

  (3) Filing Party:
--------------------------------------------------------------------------------

  (4) Date File:
--------------------------------------------------------------------------------

                           CHARTER MUNICIPAL MORTGAGE
                               ACCEPTANCE COMPANY

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       ON
                                 JUNE 11, 2002

                             ----------------------

                                                                  April 30, 2002

To the holders of common shares of beneficial interest in Charter Municipal Mortgage Acceptance Company:

     NOTICE IS HEREBY GIVEN THAT the 2002 Annual Meeting of Charter Municipal Mortgage Acceptance Company ("CharterMac") will be held on Tuesday, June 11, 2002 at 10:00 A.M. (local time) at the law offices of Paul Hastings Janofsky & Walker, 75 East 55th Street, New York, New York for the following purposes:

     (1) The election of three (3) trustees to the Board of Trustees of CharterMac (the "Board of Trustees") each for a term of three years to expire in 2005.

     (2) The approval of an amendment to CharterMac's Amended and Restated Trust Agreement to increase the number of authorized shares from 50,000,000 to 100,000,000.

     (3) The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Trustees unanimously recommends a vote "FOR" each of the listed proposals. The accompanying proxy statement contains additional information and should be carefully reviewed by the holders of common shares of beneficial interest in CharterMac.

     You can vote your common shares of beneficial interest by Internet or phone by following the instructions on the enclosed proxy card. If you prefer to vote by regular mail, please sign, date and return the enclosed proxy card in the enclosed return envelope as soon as possible.

     The Board of Trustees has fixed the close of business on April 16, 2002 as the record date for the determination of the holders of common shares of beneficial interest in CharterMac entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.


                                        By Order of the Board of Trustees

                                        /s/ Stuart J. Boesky
                                        -------------------------------------
                                        Stuart J. Boesky
                                        President and Chief Executive Officer


     IT IS MOST IMPORTANT THAT YOU VOTE YOUR COMMON SHARES OF BENEFICIAL INTEREST EITHER BY INTERNET, PHONE OR MAIL. IF YOU DECIDE TO DO SO BY MAIL, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

     YOUR FAILURE TO PROMPTLY VOTE YOUR SHARES INCREASES THE OPERATING COSTS OF YOUR INVESTMENT.

     YOU ARE CORDIALLY INVITED TO PERSONALLY ATTEND THE MEETING, BUT YOU SHOULD VOTE BY PHONE, INTERNET OR MAIL WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY 625 MADISON AVENUE NEW YORK, NEW YORK, 10022

                      CHARTER MUNICIPAL ACCEPTANCE COMPANY
                               625 MADISON AVENUE
                           NEW YORK, NEW YORK, 10022
                             ----------------------
                                 PROXY STATEMENT
                             ----------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                             ----------------------

                                  INTRODUCTION


     The accompanying form of proxy is solicited on behalf of the Board of Trustees (the "Board of Trustees", each individual managing trustee serving thereon, a "Trustee") of Charter Municipal Mortgage Acceptance Company ("CharterMac" or the "Company") for use at the Annual Meeting of Shareholders of CharterMac (the "Meeting") to be held on Tuesday, June 11, 2002 at 10:00 A.M. (local time) at the law offices of Paul Hastings Janofsky & Walker, 75 East 55th Street, New York, New York and at any adjournment or postponement thereof. CharterMac has first mailed these proxy materials to holders of common shares of beneficial interest in CharterMac (the "Common Shares") on or about May 1, 2002. CharterMac's executive offices are located at 625 Madison Avenue, New York, New York 10022 (telephone: (212) 588-1765). Holders of Common Shares of record at the close of business on April 16, 2002 (the "Record Date") are entitled to vote at the Meeting or any adjournment or postponement thereof.

     As was the case last year, holders of Common Shares may vote their shares by telephone or on the Internet. If you wish to vote your Common Shares by telephone or the Internet, follow the instructions on the attached proxy card.

     Common Shares represented by properly executed proxy cards, Internet votes or telephone votes received by CharterMac at or prior to the Meeting will be voted according to the instructions indicated on the proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the Common Shares so represented will be voted "FOR" each of the listed trustees and "FOR" the proposal to increase the number of authorized Shares.

     Proxies may be revoked by those persons executing proxies at any time before the authority granted thereby is exercised by delivering to CharterMac's secretary at or prior to the Meeting a written notice of revocation bearing a later date than the date of the proxy, duly executing a subsequently dated proxy with respect to the same Common Shares represented by the proxy and delivering it to CharterMac's secretary at or before the Meeting or attending the Meeting and voting in person, although attendance at the Meeting will not, by itself, constitute revocation. Any written notice revoking a proxy should be delivered at or prior to the Meeting to the attention of the secretary, Charter Municipal Mortgage Acceptance Company, 625 Madison Avenue, New York, New York 10022.

     The Board of Trustees unanimously recommends a vote "FOR" each of the listed proposals.

     As of April 16, 2002, approximately 41,152,738 Common Shares were outstanding with each share entitled to one vote on all matters that may properly come before the Meeting. Also as of such date, 1,882,364 nonvoting Convertible Community Reinvestment Act Preferred Shares (the "CRA Preferred Shares"), which are convertible into 1,764,663 voting Common Shares, were outstanding.

                                   MANAGEMENT

TRUSTEES AND OFFICERS

     The Board of Trustees directs the management of the business of CharterMac, but retains Charter Mac Corporation ("CM Corp."), its wholly owned subsidiary, and Related Charter, LP ("RCLP") to manage the Company's day-to-day affairs. CM Corp. and RCLP provide CharterMac services pursuant to management agreements between (i) CM Corp. and CharterMac and (ii) RCLP and CharterMac. Collectively, they are referred to as the "Manager". The Board of Trustees has delegated certain responsibilities to the Manager including, among other things, overseeing the Company's portfolio of assets and acquiring and disposing of investments. During 2001, the Board of Trustees held fifteen meetings, the compensation committee did not hold any meetings and the audit committee held four meetings. The average attendance in the aggregate of the total number of Board and committee meetings was 80%.

     The Trustees and Executive Officers of CharterMac are as follows:

                                                                               YEAR FIRST BECAME
NAME                                   AGE         OFFICE HELD                  OFFICER/TRUSTEE      TERM EXPIRES
----                                   ---         -----------                  ---------------      ------------
Stephen M. Ross. . . . . . . . . . . . 61      Managing Trustee,                    1999                 2003
                                               Chairman of the Board
Stuart J. Boesky. . . . . . . . . . .  44      Managing Trustee, President,         1997                 2003
                                               and Chief Executive Officer
Alan P. Hirmes. . . . . . . . . . . .  47      Managing Trustee, Executive          1997                 2002
                                               Vice President, Secretary
Peter T. Allen. . . . . . . . . . . .  56      Managing Trustee                     1997                 2004
Arthur P. Fisch . . . . . . . . . . .  60      Managing Trustee                     1997                 2004
Charles L. Edson. . . . . . . . . . .  67      Managing Trustee                     2001                 2002
Michael J. Brenner. . . . . . . . . .  56      Managing Trustee                     2000                 2004
Thomas W. White . . . . . . . . . . .  64      Managing Trustee                     2000                 2002
Michael I. Wirth. . . . . . . . . . .  43      Chief Financial Officer              2000                   --
                                               and Chief Accounting Officer

-------------

     Biographical information with respect to Messrs. Edson, Hirmes and White is set forth under "PROPOSALS BEFORE THE MEETING", below.

     STEPHEN M. ROSS is Chairman of the Board of Trustees of CharterMac and is a Member of the sole general partner of the Manager. Mr. Ross is the founder, Chairman, CEO and Managing General Partner of the Related Companies, L.P. ("TRCLP") Mr. Ross began his career working for the accounting firm of Coopers & Lybrand in Detroit as a tax attorney. Later, he moved to New York where he worked for two large Wall Street investment banking firms in their real estate and corporate finance departments before founding TRCLP in 1972. Mr. Ross graduated from the University of Michigan School of Business Administration with a Bachelor of Science degree and from Wayne State School of Law with a Juris Doctor degree. He then received a Master of Law degree in Taxation from New York University School of Law. Mr. Ross endowed the Stephen M. Ross Professor of Real Estate at the University of Michigan. Mr. Ross is also on the Board of Directors of Insignia Financial Group, Inc.

     STUART J. BOESKY is a Managing Trustee, the President and Chief Executive Officer of CharterMac and the President, Chief Executive Officer and Member of the sole general partner of the Manager. Mr. Boesky is also a Partner and Senior Managing Director of Related Capital Company ("Related Capital"), the financial services arm of TRCLP, where he is primarily responsible for the creation, design and implementation of Related Capital's debt and equity finance programs. Prior to joining Related Capital in 1986, Mr. Boesky practiced real estate and tax law with the law firm of Shipley & Rothstein and the Boston office of Stroock and Stroock and Lavan. Previously, Mr. Boesky was a consultant at the accounting firm of Laventhol & Horwath. Mr. Boesky received a Bachelor of Arts degree with high honors from Michigan State University, a Juris Doctor degree from Wayne State University School of Law and a Master of Law degree in Taxation from Boston University School of Law. Mr. Boesky also serves on the Board of Directors of Aegis Realty, Inc. ("Aegis") and the Board of Trustees of American Mortgage Acceptance Company ("AMAC"), both of which are managed by affiliates of RCLP.

     PETER T. ALLEN is a Managing Trustee of CharterMac and is President of Peter Allen & Associates, Inc., a real estate development and management firm, in which capacity he has been responsible for the leasing, refinancing and development of major commercial properties. Mr. Allen has also been an Adjunct Professor of the Graduate School of Business at the University of Michigan since 1981. Mr. Allen received a Bachelor of Arts Degree in history/economics from DePauw University and a Masters Degree in Business Administration with Distinction from the University of Michigan. Mr. Allen has been an Independent Trustee since 1997 and is a member of the Audit and Compensation Committees. Mr. Allen also serves on the Board of Directors of Aegis and on the Board of Trustees of AMAC.

     ARTHUR P. FISCH is a Managing Trustee of CharterMac and is an attorney in private practice specializing in real property and securities law since October 1987, with Arthur P. Fisch, P.C. and Fisch & Kaufman. From 1975-1987, Mr. Fisch was employed by E.F. Hutton & Company, serving as First Vice President in the Direct Investment Department from 1981-1987 and associate general counsel from 1975-1980 in the legal department. As First Vice President, he was responsible for the syndication and acquisition of residential real estate. Mr. Fisch received a B.B.A. from Bernard Baruch College of the City University of New York and a Juris Doctor degree from New York Law School. Mr. Fisch is admitted to practice law in New York and Pennsylvania. Mr. Fisch has been an Independent Trustee since 1997 and is a member of the Audit and Compensation Committees. Mr. Fisch also serves on the Board of Directors of Aegis and the Board of Trustees of AMAC.

     MICHAEL J. BRENNER is a Managing Trustee of CharterMac, and is the Executive Vice President and Chief Financial Officer of TRCLP. Prior to joining TRCLP in 1996, Mr. Brenner was a partner with Coopers & Lybrand, having served as managing partner of its Industry Programs and Client Satisfaction initiatives from 1993-1996, managing partner of the Detroit group of offices from 1986-1993 and Chairman of its National Real Estate Industry Group from 1984-1986. Mr. Brenner graduated summa cum laude from the University of Detroit with a Bachelors degree in Business Administration and from the University of Michigan with a Masters of Business Administration, with distinction. Mr. Brenner also serves on the Board of Directors of Aegis.

     MICHAEL I. WIRTH is the Chief Financial Officer and Chief Accounting Officer of CharterMac and is a Senior Vice President and Chief Financial Officer of the general partner of the Manager. Mr. Wirth is also a Senior Vice President of Related Capital. Mr. Wirth joined Related Capital in August, 2000. Prior to Related Capital, Mr. Wirth was a Vice President in the Real Estate Group at CGA Investment Management where he was responsible for the underwriting, investment and management of all commercial real estate debt investments made by the company. Prior to CGA, Mr. Wirth spent 4 years as a senior manager at Deloitte & Touche in the Realty Consulting Group and Technology Solutions practice and 5 years as a senior manager and national director to the financial services industry at The Roulac Group of Deloitte & Touche. Mr. Wirth received a Bachelors in Business Administration from Georgia State University. He has been a Certified Public Accountant since 1986.

COMMITTEES OF THE BOARD OF TRUSTEES

     The Board of Trustees has standing Audit and Compensation Committees. The Audit Committee's duties include the review and oversight of all transactions with affiliates of CharterMac, the periodic review of CharterMac's financial statements and meetings with CharterMac's independent auditors. The Audit Committee is comprised of Messrs. Allen, Fisch and Edson, each of whom is "independent" under the rules of the American Stock Exchange and had four meetings during CharterMac's fiscal year ended December 31, 2001.

     The Compensation Committee's duties include the determination of compensation, if any, of CharterMac's executive officers and of the Manager and the administration of CharterMac's Incentive Share Option Plan (the "Share Option Plan"). The Compensation Committee is comprised of Messrs. Allen and Fisch and did not hold any meetings during CharterMac's fiscal year ended December 31, 2001. The Compensation Committee must have at least two members, each of which must be Independent Trustees.

RELATED CHARTER, LP

     The directors and executive officers of Related Charter LLC ("Related Charter"), the sole general partner of RCLP, are set forth below. These officers of the sole general partner of RCLP may also provide services to CharterMac on behalf of RCLP. The executive officers of RCLP are the exact same as the executive officers of CM Corp.

                                                                                              YEAR FIRST BECAME
NAME                                              AGE         OFFICES HELD                     OFFICER/MEMBER
----                                              ---         ------------                     --------------
Stuart J. Boesky. . . . . . . . . . . . . . . . . 44     Member, President and                      1997
                                                         Chief Executive Officer
Alan P. Hirmes. . . . . . . . . . . . . . . . . . 47     Member, Senior Vice President              1997
Stephen M. Ross . . . . . . . . . . . . . . . . . 61     Member                                     1997
Michael I. Wirth. . . . . . . . . . . . . . . . . 43     Senior Vice President and                  2000
                                                         Chief Financial Officer
James D. Spound . . . . . . . . . . . . . . . . . 41     Executive Vice President                   1998
Denise L. Kiley . . . . . . . . . . . . . . . . . 42     Senior Vice President                      1997
Marc D. Schnitzer . . . . . . . . . . . . . . . . 41     Senior Vice President                      1997
John J. Sorel . . . . . . . . . . . . . . . . . . 41     Senior Vice President                      1999
Steven B. Wendel. . . . . . . . . . . . . . . . . 39     Senior Vice President                      2001
Mark J. Schlacter . . . . . . . . . . . . . . . . 51     Vice President                             1997
Max E. Schlopy. . . . . . . . . . . . . . . . . . 65     Vice President                             1998
Gary Parkinson. . . . . . . . . . . . . . . . . . 52     Controller                                 2000
Teresa Wicelinski . . . . . . . . . . . . . . . . 36     Secretary                                  1998

---------------

     Biographical information with respect to Messrs. Boesky, Ross, and Wirth is set forth above. Biographical information with respect with Mr. Hirmes is set forth under "PROPOSALS BEFORE THE MEETING", below.

     JAMES D. SPOUND is an Executive Vice President of Related Charter with primary responsibility for bond originations. He joined Related Capital from First Union Capital Markets, in February 1998, where he was a Vice President specializing in affordable housing finance. From 1992 to 1996, Mr. Spound served as an investment banker in the Housing Finance Department at Merrill Lynch & Co., where he was a Vice President at the time of his departure. Previously, Mr. Spound was also a Senior Consultant at Kenneth Leventhal & Company where he focused on debt restructurings in the real estate industry. In addition, he served for three years as a Project Manager at New York City's Economic Development Corporation where he was responsible for underwriting and administering incentive loans to support the City's economic development goals. Mr. Spound received a Bachelor of Arts degree from Brown University and a Masters of Science in Management from the Sloan School at MIT.

     DENISE L. KILEY is a Senior Vice President of Related Charter. Ms. Kiley is also a Partner and a Managing Director of Related Capital where she is responsible for the underwriting and asset management groups. Ms. Kiley oversees the investment underwriting and approval of all multifamily residential properties invested in Related Capital sponsored corporate, public and private equity and debt funds. Prior to joining Related Capital in 1990, Ms. Kiley had experience acquiring, financing and managing the assets of multifamily residential properties. From 1981 through 1985 she was an auditor with a national accounting firm. Ms. Kiley holds a Bachelor of Science degree in Accounting from Boston College and is a Member of the Affordable Housing Roundtable.

     MARC D. SCHNITZER is a Senior Vice President of Related Charter. Mr. Schnitzer is also a Partner and a Managing Director of Related Capital where he is responsible for the Tax Credit Acquisitions and Corporate Funds Groups. Mr. Schnitzer received a Master of Business Administration degree from The Wharton School of The University of Pennsylvania in December 1987, and joined Related Capital in January, 1988. From 1983 to 1986, Mr. Schnitzer was a Financial Analyst in the Fixed Income Research Department of The First Boston Corporation in New York. Mr. Schnitzer received a Bachelor of Science degree, summa cum laude, in Business Administration from the School of Management at Boston University.

     JOHN SOREL is a Senior Vice President of Related Charter and is a Senior Vice President of Related Capital. Mr. Sorel is responsible for overseeing construction risk management and loan servicing for CharterMac. Prior to joining Related Capital in November, 1999, Mr. Sorel was a Vice President for BankBoston in their real estate department from 1993-1999, where he originated and managed over $150 million of corporate and construction loan facilities for the low income housing tax credit industry. From 1991-1993, Mr. Sorel worked as an Assistant Vice President for Recoll Management. Mr. Sorel holds a Bachelor of Arts degree in Economics from Syracuse University.

     STEVEN B. WENDEL is a Senior Vice President of Related Charter and a Senior Vice President of Related Capital, focusing on taxable mortgage financing for multifamily properties. Prior to joining Related Capital in June, 1999, Mr. Wendel was a Managing Director of the commercial loan origination and securitization program at ContiFinancial Corporation, which originated approximately $2.6 billion of commercial loans. From 1989-1992, Mr. Wendel was a senior associate of the structured finance/MBA rotational program at Coopers & Lybrand. From 1987-1989, he was a consultant at Martin E. Segal Company, and from 1984-1987, he was a pricing analyst at Metropolitan Life Insurance Company. Mr. Wendel received his Bachelor of Arts in economics from the University of Pennsylvania and his Masters in Business Administration from the Stern School of Business Administration at New York University.

     MARK J. SCHLACTER is a Vice President of Related Charter. Mr. Schlacter is a Vice President of Related Capital and has been with Related Capital since June 1989. Mr. Schlacter is primarily responsible for the origination and acquisition of taxable mortgage products. Prior to joining Related Capital, Mr. Schlacter garnered 16 years of direct real estate experience covering retail and residential construction, single and multifamily mortgage origination and servicing, commercial mortgage origination and servicing, property acquisition and financing, and mortgage lending program underwriting and development. He was a Vice President with Bankers Trust Company from 1986 to June 1989, and held prior positions with Citibank, Anchor Savings Bank and the Pyramid Companies covering the 1972-1986 period. Mr. Schlacter holds a Bachelor of Arts degree in Political Science from Pennsylvania State University.

     MAX E. SCHLOPY is a Vice President of Related Charter. An attorney, Mr. Schlopy practiced corporate and commercial real estate law in Buffalo, New York for many years, where he was a partner with the law firm of Duke, Holzman, Yeager and Schlopy. He served as Vice President - General Counsel for Marc Equity Corporation, a diversified real estate development company with operations in several states and later as a Vice President of the general partner for the Summit Tax Exempt Bond Funds. More recently, Mr. Schlopy was President of MK Industries, Inc., an Orlando, Florida-based company involved in the research and development of high technology military and biomedical products and processes. He presently practices law and offers consulting services to the real estate industry from his offices in Park City, Utah. Mr. Schlopy was educated at Cornell and San Francisco State Universities, and received his Juris Doctor degree, cum laude, from the School of Law, State University of New York at Buffalo.

     GARY PARKINSON is the Controller of Related Charter. Mr. Parkinson has been a Certified Public Accountant in New York since 1987. Prior to joining Related Capital in September 2000, Mr. Parkinson was employed by American Real Estate Partners, L.P. from July 1991 to September 2000, Integrated Resources, Inc. from August 1988 to July 1991 and Ernst & Young from September 1984 to August 1988. Mr. Parkinson graduated from Northeastern University and The Johnson Graduate School of Business at Cornell University.

     TERESA WICELINSKI is the Secretary of Related Charter. Ms. Wicelinski joined Related Capital in June 1992, and prior to that date was employed by Friedman, Alprin & Green, certified public accountants. Ms. Wicelinski graduated from Pace University with a Bachelor of Arts Degree in Accounting.

PW FUNDING, INC.

     On December 24, 2001, CM Corp. acquired approximately 80% of the outstanding capital stock of PW Funding, Inc. ("PW Funding"), a mortgage banking firm specializing in multifamily housing.

     PW Funding was founded in 1971 and became one of the original Fannie Mae Delegated Underwriting and Servicing ("DUS") lenders in 1988. In 2000, PW Funding acquired Larson Financial Resources, Inc. ("Larson Financial Resources"), one of the top Freddie Mac Program Plus Seller/Servicers in the Northeast and a leading commercial loan correspondent for life insurance companies. Together, PW Funding and Larson Financial Resources service a $3 billion loan portfolio and over the past five years, have averaged approximately $530 million annually in loan originations.

     As a result of the acquisition, the Company has diversified the range of its investment products and is now able to offer developers fixed and floating rate tax-exempt and taxable financing through Fannie Mae, Freddie Mac and, to a lesser extent, FHA for affordable and market rate multifamily properties. Combining this with the Company's core business of investing in tax-exempt revenue bonds and the Company's affiliation with Related Capital, the Company is able to provide developers with financing for all aspects of their property's capital structure. In addition, the Company now has a fee business that will grow in value over time, which will generate internal revenue growth. The Company believes this internal revenue growth will help to insulate it from the vagaries of the capital markets.

     PW Funding will continue to operate under its current management, the executive officers of which are listed below:

                                                                                             YEAR FIRST BECAME
NAME                                    AGE             OFFICE HELD                           OFFICER/TRUSTEE
----                                    ---             -----------                           ---------------
Stuart J. Boesky. . . . . . . . . . . . 44       Chairman                                          2001
Raymond J. Reisert, Jr. . . . . . . . . 60       Chief Executive Officer                           1991
T. Michael Forney . . . . . . . . . . . 60       President                                         2001
William T. Hyman. . . . . . . . . . . . 44       Executive Vice President                          1991
Sharon S. Fierstein . . . . . . . . . . 43       Executive Vice President & Treasurer              1993
Larry N. Volk . . . . . . . . . . . . . 54       Executive Vice President & Secretary              1993
Katherine B. Schnur . . . . . . . . . . 39       Executive Vice President                          2001
Peter J. Reisert. . . . . . . . . . . . 31       Senior Vice President                             1997

-----------------

     Biographical information with respect to Mr. Boesky is listed in the "Trustees and Officers" section above.

     RAYMOND J. REISERT, JR. is the Chief Executive Officer of PWF, a member of the Board of Directors and serves on the PWF Loan Committee. He is also actively involved in the company's strategic and financial planning and PWF's working relationships with Fannie Mae and Freddie Mac. Mr. Reisert started PWF as an FHA Lender and directed its entry into the Fannie Mae Delegated Underwriting and Servicing Product Line ("DUS") as one of the original lenders in that program. During his tenure, PWF acquired Larson Financial Resources, a major Freddie Mac Program Plus and Insurance Company Correspondent. Prior to joining PWF, Mr. Reisert was a Managing Director in PaineWebber's Municipal Securities Group. Prior to joining PaineWebber, Mr. Reisert was Vice President of Finance and Treasurer of United Health Services. Mr. Reisert started his career at Coopers & Lybrand in the Consulting Division where he specialized in economic feasibility and financial planning studies. Mr. Reisert received a Bachelors in Business Administration from Iona College and a Masters in Business Administration from New York University. Mr. Reisert is a member of the Executive Board of American Seniors Housing Association, the National Multifamily Housing Council, The DUS Lenders' Advisory Council and the Mortgage Bankers Association of America ("MBAA"). Mr. Reisert also serves on the MBAA's Commercial Board of Governors and is the current chair of the Multifamily Steering Committee. Mr. Reisert is the father of Peter Reisert.

     T. MICHAEL FORNEY is President of PWF and a member of the Board of Directors. He is responsible for the overall direction and day-to-day management of PWF and its subsidiary organizations, LFR and Cambridge Healthcare Funding Inc. Mr. Forney began his commercial mortgage banking career at LFR in 1985 after serving for 18 years as a Manager and Senior Executive with AT&T. Mr. Forney was the Chief Operating Officer at LFR. After the sale of LFR to PWF in October 2000, Mr. Forney retained his duties as Chief Operating Officer and directed the transition and consolidation of the companies. He was named President of PW Funding in January 2001. Mr. Forney is currently a member of the Mortgage Bankers Association of America's Commercial/Multifamily Board of Governors and chairs the board's nominating committee. Mr. Forney is a former chairman of the MBA Multifamily Steering Committee and a founding member of the Association's Certified Mortgage Banking Commission. Mr. Forney is one of only 120 commercial/multifamily members in the country to earn the Certified Mortgage Banker (CMB) designation. Mr. Forney graduated from Eastern Washington University with a Bachelor's Degree in Political Science.

     WILLIAM T. HYMAN was named Executive Vice President of Underwriting and National Origination at PWF in 2001. Mr. Hyman has been with PWF since 1989 and was PWF's Chief Underwriter from 1993 until he was named Chief Operating Officer in 2000. During his tenure as Chief Underwriter, Mr. Hyman was responsible for the approval of mortgage loans totaling in excess of $800 million. Mr. Hyman was also responsible for the management of the Firm's multifamily loan processing and underwriting activities. In 1993, he was appointed Chief Underwriter for the Fannie Mae Delegated Underwriting and Servicing Program. In addition to his Fannie Mae responsibilities, Mr. Hyman developed the underwriting standards and procedures for the Firm's Conduit Program. Prior to joining PWF, Mr. Hyman was a Vice President with L.F. Rothschild & Co.'s corporate finance department. Prior to that, Mr. Hyman was with PaineWebber Incorporated as an associate in the municipal finance healthcare group. Mr. Hyman holds a Bachelor of Arts degree with a major in architecture from Yale University and a Masters degree in business administration from Washington University in St. Louis. Mr. Hyman served on the Fannie Mae DUS Business Model Task Force in 2000 and currently serves on the DUS Advisory Council Subcommittee for Product Development.

     SHARON S. FIERSTEIN is Executive Vice President, Corporate Treasurer and Chief Financial Officer at PWF. Mrs. Fierstein joined PWF in early 1993 and, as Chief Financial Officer, is responsible for directing the accounting and financial management activities of the Firm. She is responsible for negotiating credit lines and letters of credit for financings under the FHA, Fannie Mae, Freddie Mac, Ginnie Mae and Conduit programs. She manages the Firm's working capital position and the Firm's investment of its own and its clients' funds. Prior to joining PWF, Mrs. Fierstein worked for Metropolitan Life Insurance Company for three years and was an audit manager at Deloitte & Touche before that. She became a certified public accountant in 1984. Mrs. Fierstein is a magna cum laude graduate of Wesleyan University (1981) and received an MBA from New York University in 1985.

     LARRY N. VOLK is Executive Vice President, General Counsel and Corporate Secretary of PWF and Assistant to the President. Mr. Volk has been with PWF since early 1993 and served in his current capacity since early 2001. Mr. Volk has been actively engaged in commercial mortgage finance since 1981. Mr. Volk served on both the business side and as general counsel for various New York State agencies during the 1980's. Prior to joining PWF, Mr. Volk spent three years in Washington, D.C. serving the U.S. Department of Housing and Urban Development in the office of the Assistant Secretary for Housing-Federal Housing Commissioner. He was also a founding partner of a Washington-based investment banking firm, and then Policy and Program Director for the trade association of state housing finance agencies. Mr. Volk is a graduate of Clarkson College of Technology, was valedictorian of his class at Albany Law School, and holds an MBA from Rensselaer Polytechnic Institute

     KATHERINE B. SCHNUR is Executive Vice President of operations for PWF. She is responsible for servicing, closing, personnel and administrative and information management functions for PWF and its subsidiaries. Ms. Schnur joined LFR's servicing department in June 1988. In January 1992, Ms. Schnur was promoted to the position of Vice President, Loan Administration. In 1994, Ms. Schnur became the Vice President, Loan Closing and Underwriting and was promoted to Senior Vice President in August, 1995. In January 1997, Ms. Schnur helped create the Specialty Finance Department. In April 2001, Ms. Schnur was promoted to Chief Operating Officer. Prior to joining LFR, she was a manager in the Corporate Sales Division with Blue Cross/Blue Shield of New Jersey where she had responsibility for computer software and managing the sales support staff. Ms. Schnur has been an active member of both the New Jersey Mortgage Bankers Association and the Mortgage Bankers Association of America, and has chaired or vice-chaired a number of committees. She was chosen to participate in the MBA of America's inaugural class of Future Leaders in 1997. She is past president and Board member of Children on the Green in Morristown, NJ. Ms. Schnur holds a Bachelor of Arts in Psychology and Economics from Lafayette College.

     PETER J. REISERT is Senior Vice President of Capital Markets, New Product Development, and Corporate Marketing and Advertising of PWF. Mr. Reisert coordinates PWF's new product development with CharterMac, The Related Companies, Fannie Mae and Freddie Mac. He also runs PWF's pricing and trading desk where he is responsible for the trading of securities including mortgages (Fannie Mae DUS/MBS, FHA Whole Loans and Ginnie Mae securities), discount notes and US Treasuries. During his tenure, Mr. Reisert formalized trading and pricing procedures and developed relationships with numerous institutional investors. Mr. Reisert is a current member of the PWF loan committee. Mr. Reisert served on PWF's Board of Directors prior to its sale to CharterMac in 2001. Prior to joining PWF, Mr. Reisert was employed by Arbor National Mortgage where he worked on the mortgage-trading desk in a variety of roles. He earned a Bachelor of Arts degree from Providence College and a Masters degree in business administration from Hofstra University. In 2002, Mr. Reisert was chosen to participate in the Mortgage Banker's Association of America's Future Leader's leadership program. Mr. Reisert is the son of Raymond Reisert.

                      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     CharterMac has and will continue to have certain relationships with RCLP and its affiliates. However, there have been no direct financial transactions between CharterMac and its Trustees and officers or the members and officers of the sole general partner of RCLP.

AFFILIATED BORROWERS

     CharterMac has invested in, and may in the future invest in, Revenue Bonds secured by properties in which either direct or indirect affiliates of Related Capital own equity interests in the borrower. The Trust Agreement contains a limitation, equal to 15% of CharterMac's total market value, on the aggregate amount of Revenue Bonds CharterMac may hold where the borrowers under such Revenue Bonds are either direct or indirect affiliates of Related Capital and Related Capital generally has a controlling economic interest ("15% Affiliates"). The Trust Agreement also requires that CharterMac obtain a fairness opinion from an independent adviser before investing under any circumstance in Revenue Bonds involving 15% Affiliates. For purposes of the foregoing limitations, a borrower in which Related Capital or its affiliates own a partnership or joint venture interest merely to facilitate an equity financing on behalf of one of Related Capital's investment funds is not deemed a 15% Affiliate under the Trust Agreement by virtue of such relationship ("Non-15% Affiliate" and, together with the 15% Affiliates, the "RCC Affiliates"). A typical Non-15% Affiliate borrower would be structured as a limited partnership as follows: the general partner would be an unaffiliated third party with a 1% general partnership interest and the 99% limited partner would itself be a limited partnership in which an affiliate of Related Capital would own a 1% general partnership interest and one or more Fortune 500 companies would own a 99% limited partnership interest.

     Every transaction entered into between CharterMac and an RCC Affiliate raises a potentially ongoing inherent conflict of interest. In addition to the initial determination to invest in Revenue Bonds secured by properties owned by an RCC Affiliate, such conflicts of interest with respect to these Revenue Bonds include, among others, decisions regarding (i) whether to waive defaults of such RCC Affiliate, (ii) whether to foreclose on a loan, and (iii) whether to permit additional financing on a property securing a CharterMac investment other than financing provided by CharterMac. Although not required by the Trust Agreement, the Board of Trustees has adopted a policy to address certain of such conflicts, requiring the approval of a majority of the independent trustees in the event that CharterMac is required to take any of the following actions with respect to a Revenue Bond secured by a property in which an RCC Affiliate of the Manager owns an equity interest: (i) modification of any material rights and obligations respecting the RCC Affiliate, (ii) CharterMac's waiver of material rights under the affiliated loan documents, (iii) the advancement of a material amount of additional funds to an affiliate borrower and (iv) forbearing to exercise any of CharterMac's rights or collect any material costs due to us from an affiliate borrower.

INDEMNIFICATION RIGHTS WITH RESPECT TO CREDIT ENHANCEMENT TRANSACTIONS

     On December 31, 2001, CharterMac completed a credit enhancement transaction with Merrill Lynch Capital Services, Inc. ("MLCS") pursuant to which CM Corp. initially will receive an annual fee of approximately $1.2 million in return for assuming MLCS's $46.9 million first loss position on a $351.9 million pool of tax-exempt weekly variable rate multifamily mortgage loans originated by CreditRe Mortgage Capital, LLC, an affiliate of Credit Suisse First Boston and TRCLP. TRCLP has provided CM Corp. with an indemnity covering 50% of any losses that are incurred by CM Corp. as part of this transaction. As the loans mature or prepay, the first loss exposure and the fees paid to CM Corp. will both be reduced. The latest maturity date on any loan in the portfolio occurs in 2009. Fannie Mae and Freddie Mac have assumed the remainder of the real estate exposure after the $46.9 million first loss position. In connection with the transaction, CharterMac has guaranteed the obligations of CM Corp., and as a security therefore, has posted collateral, initially in an amount equal to 50% of the first loss amount, which may be reduced to 40% if certain post closing conditions are met. TRCLP is an affiliate of Related Capital.

     CM Corp. performed due diligence on each property in the pool, including an examination of loan-to-value and debt service coverage both on a current and "stressed" basis. CM Corp. analyzed the portfolio on a "stressed" basis by increasing capitalization rates and assuming an increase in the low floater bond rate. As of December 31, 2001, the credit enhanced pool of properties are performing according to their contractual obligations and the Company does not anticipate any losses to be incurred on its guaranty.

MANAGEMENT AGREEMENTS

     CM Corp. and RCLP provide CharterMac services pursuant to management agreements between (i) CM Corp. and CharterMac and (ii) RCLP and CharterMac. Collectively, CM Corp. and RCLP are referred to as the "Manager". Pursuant to these agreements, the Manager is obligated to use its best efforts to seek out and present to CharterMac, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with the investment policies and objectives of CharterMac and consistent with such investment programs as the Board of Trustees may adopt from time to time in conformity with CharterMac's Trust Agreement.

     Although the Board of Trustees has continuing exclusive authority over the management of CharterMac, the conduct of its affairs and the management and disposition of CharterMac's assets, the Board of Trustees has initially delegated to the Manager, subject to the supervision and review of the Board of Trustees and consistent with the provisions of the Trust Agreement, the power and duty to: (i) manage the day-to-day operations of CharterMac; (ii) acquire, retain or sell CharterMac's assets; (iii) seek out, present and recommend investment opportunities consistent with CharterMac's investment policies and objectives, and negotiate on behalf of CharterMac with respect to potential investments or the dispositions thereof; (iv) when appropriate, cause an affiliate to serve as the mortgagee of record for mortgage investments of CharterMac and in that capacity hold escrow on behalf of mortgagors in connection with the servicing of mortgages; (v) obtain for CharterMac such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of CharterMac, paying the debts and fulfilling the obligations of CharterMac, and handling, prosecuting and settling any claims of CharterMac, including foreclosing and otherwise enforcing mortgages and other liens securing investments; (vi) obtain for CharterMac such services as may be required for property management, mortgage brokerage and servicing, and other activities relating to the investment portfolio of CharterMac; (vii) evaluate, structure and negotiate prepayments or sales of CharterMac's mortgage investments and mortgage securities; (viii) monitor operations and expenses of CharterMac; and (ix) from time to time, or as requested by the Board of Trustees, make reports to CharterMac as to its performance of the foregoing services.

     The terms of each of the management agreements is one year. Both of the management agreements may be renewed, subject to evaluation of the performance of the Manager by CharterMac's Board of Trustees. Both agreements may be terminated (i) without cause by the Manager; or (ii) for cause by a majority of CharterMac's Board of Trustees, in each case without penalty and each upon 60 days prior written notice to the non-terminating party.

     The Manager is entitled to subcontract its obligations under the Management Agreements to an affiliate. In accordance with the foregoing, the Manager has assigned its rights and obligations to Related Capital.

     Pursuant to the terms of the Management Agreement, the Manager is entitled to receive the fees and other compensation set forth below:


     FEE/COMPENSATION*                        AMOUNT
     -----------------                        ------
     Bond Selection Fee . . . . . . . . . . . 2.00% of the face amount of each asset invested in or acquired by CharterMac or its subsidiaries.
     Special Distributions/Investment
     Management Fee . . . . . . . . . . . . . 0.375% per annum of the total invested assets of CharterMac or its subsidiaries.
     Loan Servicing Fee . . . . . . . . . . . 0.25% per annum based on the outstanding face amount of revenue bonds and other investments owned by CharterMac or its subsidiaries.
     Operating Expense Reimbursement. . . . . For direct expenses incurred by the Manager in an amount not to exceed $556,331 per annum (subject to increase based on
                                              increases in CharterMac's and its subsidiaries'assets and to annual increases based upon increases in the Consumer Price
                                              Index).
     Incentive Share Options. . . . . . . . . The Manager may receive options to acquire additional Common
                                              Shares pursuant to the Share Option Plan only if CharterMac's distributions in any year exceed $0.9517 per Common Share and the Compensation Committee of the Board of Trustees determines to grant such options.
     Liquidation Fee. . . . . . . . . . . . . 1.50% of the gross sales price of the assets sold by CharterMac in connection with a liquidation of CharterMac assets
                                              supervised by the Manager.


-----------------
* The Manager is also permitted to earn miscellaneous compensation which may include, without limitation, construction fees, escrow interest, property management fees, leasing commissions and insurance brokerage fees. The payment of any such compensation is generally limited to the competitive rate for the services being performed. A bond placement fee of 1.0% to 1.5% of the face amount of each asset invested in or acquired by CharterMac or its subsidiaries is payable to the Manager by the borrower, and not by CharterMac or its subsidiaries.

     Affiliates of the Manager may provide certain financial guarantees to facilitate leveraging by CharterMac, for which they could be paid market rate fees. In addition, affiliates of the Manager may provide certain financial guarantees to the owner (or partners of the owners) of the underlying properties securing CharterMac's revenue bonds, for which they could be paid market rate fees.

     The Manager may engage in other business activities related to real estate, mortgage investments or other investments whether similar or dissimilar to those made by CharterMac, or act as manager to any other person or entity having investment policies whether similar or dissimilar to those of CharterMac. Before the Manager, the officers and directors of the Manager and all persons controlled by the Manager and its officers and directors may take advantage of an opportunity for their own account or present or recommend it to others, they are obligated to present such investment opportunity to CharterMac if (i) such opportunity is of a character which could be taken by CharterMac, (ii) such opportunity is compatible with CharterMac's investment objectives and policies and (iii) CharterMac has the financial resources to take advantage of such opportunity.

     The Trust Agreement and Management Agreement provide that CharterMac will indemnify the Manager and its affiliates under certain circumstances.

     RCLP has been designated the "Tax Matters Partner" to manage administrative tax proceedings conducted at CharterMac's level by the IRS with respect to company matters. RCLP will also serve as the general partner of CharterMac for tax purposes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of April 16, 2002, no person was known by CharterMac to be the beneficial owner of more than 5% of the outstanding Common Shares of CharterMac.

     As of April 16, 2002, the members of the sole general partner of the Manager own, in the aggregate, 100% of the voting stock of the sole general partner of the Manager.

     As of April 16, 2002, Trustees and senior officers of CharterMac and members and senior officers of the sole general partner of the Manager own directly or beneficially Common Shares of CharterMac as follows:

                                                                 AMOUNT AND NATURE OF
NAME                         TITLE                               BENEFICIAL OWNERSHIP            PERCENT OF CLASS10
----                         -----                               --------------------            ------------------
Stephen M. Ross. . . . . . . Chairman of the Board of            246,454 Common Shares 1 2 3              *
                             CharterMac and Member
                             of Related Charter

Alan P. Hirmes . . . . . . . Managing Trustee, Executive         58,232 Common Shares 1 3 4               *
                             VP and Secretary, of
                             CharterMac and Member and
                             Senior VP of Related Charter

Stuart J. Boesky . . . . . . Managing Trustee, President         66,188 Common Shares 1 3 4               *
                             and CEO of CharterMac and
                             Member, President and CEO
                             of Related Charter

Peter T. Allen . . . . . . . Managing Trustee of CharterMac      3,053 Common Shares                      *

Arthur P. Fisch. . . . . . . Managing Trustee of CharterMac      3,053 Common Shares                      *

Thomas W. White. . . . . . . Managing Trustee of CharterMac      972 Common Shares                        *

Charles L. Edson . . . . . . Managing Trustee of CharterMac      305 Common Shares                        *

Michael J. Brenner . . . . . Managing Trustee of CharterMac      13,605 Common Shares 5                   *

Michael I. Wirth . . . . . . CFO & CAO of CharterMac and         10,319 Common Shares 6                   *
                             SVP & CFO of Related Charter

James D. Spound. . . . . . . Executive VP of Related Charter     27,210 Common Shares 7                   *

Marc D. Schnitzer. . . . . . Senior VP of Related Charter        13,628 Common Shares 4                   *

Denise L. Kiley. . . . . . . Senior VP of Related Charter        13,628 Common Shares 4                   *

John J. Sorel. . . . . . . . Senior VP of Related Charter        1,667 Common Shares 8                    *

Steven B. Wendel . . . . . . Senior VP of Related Charter        0 Common Shares                          *

All Senior Officers and Trustees of CharterMac
and Related Charter as a group (14 persons)                      415,978 Common Shares 1 3 9           1.13%

-----------------
*    Less than 1% of the outstanding Common Shares.

1 11 of these Common Shares are owned by the Manager, of which a majority is owned by Messrs. Ross, Hirmes, and Boesky.
2 Includes 8,702 options to purchase Common Shares (which are exercisable within 60 days)
3 21,157 of these Common Shares are owned by Related AMI Associates, Inc., of which a majority is owned by Messrs. Ross, Hirmes and Boesky .
4 Includes 6,961 options to purchase Common Shares (which are exercisable within 60 days)
5 Includes 13,605 options to purchase Common Shares (which are exercisable within 60 days)
6 Includes 4,752 options to purchase Common Shares (which are exercisable within 60 days)
7 Includes 27,210 options to purchase Common Shares (which are exercisable within 60 days)

8 Includes 1,667 options to purchase Common Shares (which are exercisable within 60 days)
9 Includes 83,780 options to purchase Common Shares (which are exercisable within 60 days)

10 Based on the Common Shares outstanding as of March 7, 2002 (34,827,738) plus the Common Shares issuable upon the conversion of (i) all options to purchase Common Shares which are exercisable within 60 days (83,780) and
     (ii) all CRA Preferred Shares (1,764,663).

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires CharterMac's officers and trustees, and persons who own more than 10% of a registered class of CharterMac's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). These persons are required by regulation of the Commission to furnish CharterMac with copies of all Section 16(a) forms they file.

     CharterMac believes that during the fiscal year ended December 31, 2001, CharterMac's officers, trustees and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except for a Form 4 required to be filed by Marc Schnitzer after he exercised his option to purchase 6,667 Common Shares. A Form 5 has been filed with the SEC to reflect this purchase.

                          PROPOSALS BEFORE THE MEETING

PROPOSAL #1: ELECTION OF TRUSTEES

     The Board of Trustees is divided into three classes, currently consisting of two classes of three Trustees each and one class of two Trustees. At the Meeting, three Trustees are to be elected for three- year terms expiring in 2005. All of the nominees are currently Trustees of CharterMac. Trustees are elected by a plurality of the votes cast (assuming the presence of a quorum consisting of a majority of the holders of Common Shares present either in person or by proxy).

     Unless holders of Common Shares otherwise specify, the Common Shares represented by the proxies will be voted "FOR" the indicated nominees for election as Trustees. If for any reason any of the nominees become unavailable for election, the proxies solicited will be voted for such nominees as are selected by the Board of Trustees. The Board of Trustees has no reason to believe that any of the nominees will be unable or unwilling to continue to serve as a Trustee if elected. However, in the event that any nominee should become unable or for good cause unwilling to serve, the Common Shares represented by proxies received will be voted for another nominee selected by the Board.

     The following table sets forth information with respect to each nominee nominated to serve as a Trustee for a term to expire in 2005.

NAME OF TRUSTEE/
NOMINEE FOR ELECTION              AGE     PRINCIPAL OCCUPATION
--------------------              ---     --------------------
Charles L. Edson . . . . . . . .  67      Mr. Edson is a Managing Trustee of CharterMac. Mr. Edson is a retired partner of the law firm Nixon Peabody LLP where he focused on all aspects of housing development, management finance and taxation. He currently serves as counsel to several of governmental, trade and public interest entities and groups on housing and legislative matters and is the Co-Editor-
                                          in-Chief for the Housing and Development Reporter, a news and information service published by The West Group. Mr. Edson is an Adjunct
                                          Professor of Law at Georgetown University Law Center where he teaches a seminar on federally assisted housing programs. During his career, he has served as the Transition Director for the Department of Housing and Urban
                                          Development on President Carter's transition staff and has also held the position of Chief in the Public Housing Section at the Office of General
                                          Counselor at the Department of Housing and Urban Development. Mr.
                                          Edson received a Bachelor of Arts, magna cum laude, from Harvard College and a Juris Doctor degree from Harvard Law School.


NAME OF TRUSTEE/
NOMINEE FOR ELECTION              AGE     PRINCIPAL OCCUPATION
--------------------              ---     --------------------
Alan P. Hirmes . . . . . . . . .  47      Mr. Hirmes is a Managing Trustee, the Executive Vice President and the
                                          Secretary of CharterMac and is a Senior Vice President and a Member of
                                          the sole general partner of the Manager. Mr. Hirmes is also a Partner and a Senior Managing Director of Related Capital, where he is responsible for overseeing the finance, accounting and portfolio management departments and the joint venture development program. Mr. Hirmes has been a Certified Public Accountant in New York since 1978. Prior to joining Related Capital in October 1983, Mr. Hirmes was employed by
                                          Weiner & Co., certified public accountants. Mr. Hirmes graduated from
                                          Hofstra University with a Bachelor of Arts degree. Mr. Hirmes also serves on the Board of Directors of Aegis and the Board of Trustees of AMAC.
Thomas W. White. . . . . . . . .  64      Mr. White is a Managing Trustee of CharterMac. Mr. White retired as a
                                          Senior Vice President of Fannie Mae in the multifamily activities department, where he was responsible for the development and implementation of policies and procedures for all Fannie Mae multifamily programs, including the delegated underwriting and servicing program, prior approval program and negotiated swap and negotiated cash purchases product lines. He was also responsible for asset management of multifamily loans in portfolio or Mortgage-Backed
                                          Securities. Mr. White joined Fannie Mae in November 1987 as director of multifamily product management. He was elected Vice President for multifamily asset acquisition in November 1998 and assumed his position of Senior Vice President in November 1990. Prior to joining
                                          Fannie Mae, he served as an investment banker with Bear Stearns, Inc.
                                          He also was the executive vice president of the National Council of State
                                          Housing Agencies; chief underwriter for the Michigan State Housing
                                          Development Authority; and served as a state legislator in the state of
                                          Michigan. Mr. White currently serves as a consultant to CharterMac.

PROPOSAL #2: AMENDMENT OF TRUST AGREEMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES TO 100,000,000

GENERAL

     CharterMac's Amended and Restated Trust Agreement (the "Trust Agreement") currently authorizes the issuance of up to 50,000,000 shares of beneficial interest (common, preferred or otherwise) ("Shares"). On March 13, 2002, CharterMac's Board of Trustees unanimously approved, subject to Shareholder approval, an amendment to Section 6.1 of the Trust Agreement to increase the number of authorized Shares from 50,000,000 to 100,000,000. Under the amendment, the first line of the first paragraph of Section 6.1 of the Trust Agreement would read as follows:

     6.1 Authorization of Shares. The Trust is authorized to issue 100,000,000 Shares.

     As of April 16, 2002, CharterMac had 41,161,138 Common Shares issued and 41,152,738 Common Shares outstanding. In addition, 1,882,364 CRA Preferred Shares, which are convertible into 1,764,663 Common Shares, were outstanding. These 1,764,663 Common Shares have been reserved for issuance upon conversion of the CRA Preferred Shares at the holder's option. Pursuant to CharterMac's Share Option Plan, options to purchase 228,262 Common Shares, representing the unexercised balance of options, have been granted to CharterMac's officers and employees of an affiliate of RCLP, and 1,760,853 shares have been reserved for issuance pursuant to an S-8 filed with the SEC on June 8, 1998. Also reserved with the S-8 filing was an additional 15,117 Shares for future compensation of independent Trustees. Finally, on May 3, 2000, CharterMac reserved 1,000,000 Shares for issuance in connection with the Dividend Reinvestment Program. As a result of the foregoing Shares which have been reserved or issued, CharterMac only has 3,952,266 unissued Shares remaining.

BENEFITS OF AMENDMENT

     The Board of Trustees believes that the proposal to amend the Trust Agreement to increase the number of Shares authorized from 50,000,000 to 100,000,000 is in the best interest of CharterMac and its Shareholders.

     In the past 12 months, CharterMac has successfully completed three Common Share offerings, issuing 18,381,000 Common Shares in exchange for approximately $275.6 million in gross proceeds. CharterMac has used the proceeds from these offerings to invest in additional tax-exempt revenue bonds, growing the assets of the Company to $1.4 billion as of December 31, 2001, as well as to reduce indebtedness. In order to continue to grow, CharterMac must continue to access the equity capital markets and incur indebtedness. As CharterMac is limited pursuant to the Trust Agreement, to only incur permanent indebtedness of 50% of Total Asset Value, CharterMac must be able to continue to issue Shares in order to achieve this growth.

     CharterMac consistently reviews the most economically viable, non-dilutive ways to fund its investment activity, and has been able to issue Common Shares over the past year at favorable pricing. In a period of general market uncertainty, CharterMac's Common Shares have been well received by the equity capital markets and have sustained little share price volatility. Therefore, CharterMac anticipates that it will continue to be able to issue Common Shares through public offerings at favorable pricing, and will need the capacity to do this, although there can be no assurances that favorable pricing can be achieved.

     CharterMac also intends to issue Common Shares, as the Company has done in the past, in connection with general corporate purposes.

     By increasing the authorized Shares from 50,000,000 to 100,000,000, such availability would eliminate the delay and expense involved in first conducting a special meeting of Shareholders to specifically increase the authorized Shares and would provide CharterMac with the flexibility to act in a timely manner to take advantage of favorable market conditions and other opportunities, including issuing Common Shares pursuant to its effective shelf registration statement.

EFFECTS OF AMENDMENT

     The increase in the authorized Shares and the subsequent issuance of such Shares could have the effect of delaying or preventing a change in control of the Company without further action by the Shareholders. To the extent that additional Shares are issued in the future, they will decrease existing Shareholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to existing Shareholders.

VOTE REQUIRED TO AMEND THE TRUST AGREEMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES

     The Trust Agreement will be amended to reflect the increase in the number of authorized Shares upon the affirmative vote or written consent of a majority of the outstanding Common Shares.

     THE BOARD OF TRUSTEES DEEMS ADVISABLE, AND RECOMMENDS A VOTE FOR, THE AMENDMENT TO THE TRUST AGREEMENT TO INCREASE THE AUTHORIZED SHARES FROM 50,000,000 TO 100,000,000.

                             EXECUTIVE COMPENSATION

TRUSTEES AND MANAGEMENT

     CharterMac has three executive officers and eight Trustees (three of whom are Independent Trustees). CharterMac does not pay or accrue any fees, salaries or other forms of compensation to its officers other than options which may be received under the Share Option Plan. Independent Trustees receive compensation for serving as Independent Trustees. Mr. Edson receives compensation at the rate of $30,000 per year, payable $20,000 in cash (or, at Mr. Edson's option, Common Shares) and Common Shares having an aggregate value of $10,000, based on the fair market value at the date of issuance, in addition to an expense reimbursement for attending meetings of the Board of Trustees. Messrs. Allen and Fisch receive compensation at the rate of $17,500 per year payable $7,500 in cash (or, at Messrs. Allen's or Fisch's option, Common Shares) and Common Shares having an aggregate value of $10,000, based on the fair market value at the date of issuance, in addition to an expense reimbursement for attending meetings of the Board of Trustees.

     The Manager, at its expense, provides all personnel necessary to conduct CharterMac's regular business. The Manager receives various fees for advisory and other services performed under the Management Agreement, as further described in the "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" section of this Proxy Statement. An affiliate of the Manager pays all salaries, bonuses and other compensation (other than options which may be received under the Share Option Plan) to the officers of CharterMac and the general partner of the Manager. Certain members and officers of the sole general partner of the Manager and certain officers of CharterMac receive compensation from the Manager and its affiliates for services performed for various affiliated entities, which may include services performed for CharterMac. Such compensation may be based in part on the performance of CharterMac; however, the Manager believes that any compensation attributable to services performed for CharterMac is immaterial.

SHARE OPTION PLAN

     The Share Option Plan was adopted to attract and retain qualified individuals to serve as trustees, officers and/or employees of CharterMac, its subsidiaries, the Manager and any successor manager, as well as to harmonize the financial interests of such individuals with the interests of the Company's shareholders generally (i.e., by providing them with substantial financial interests in the Company's success). The Compensation Committee, which is comprised of Messrs. Allen and Fisch, administers the Share Option Plan. Pursuant to the Share Option Plan, if CharterMac's distributions per Common Share in the immediately preceding calendar year exceed $0.9517 per Common Share, the Compensation Committee has the authority to issue options to purchase, in the aggregate, that number of Common Shares which is equal to three percent of the Common Shares outstanding as of December 31 of the immediately preceding calendar year (or in the initial year, as of October 1, 1997), provided that the Compensation Committee may only issue, in the aggregate, options to purchase a maximum number of Common Shares over the life of the Share Option Plan equal to 2,058,683 Common Shares (i.e., 10% of the Common Shares outstanding on October 1, 1997.)

     Subject to the limitations described in the preceding paragraph, if the Compensation Committee does not grant the maximum number of options in any year, then the excess of the number of authorized options over the number of options granted in such year will be added to the number of authorized options in the next succeeding year and will be available for grant by the Compensation Committee in such succeeding year.

     All options granted by the Compensation Committee will have an exercise price equal to or greater than the fair market value of the Common Shares on the date of the grant. The maximum option term is ten years from the date of grant. All Common Share options granted pursuant to the Share Option Plan may vest immediately upon issuance or in accordance with the determination of the Compensation Committee. No options were granted for the years ended December 31, 1997 or December 31, 1998. In 1999, CharterMac distributed $0.995 per Common Share. On May 1, 2000 the compensation committee issued 297,830 options to employees of affiliates of the Manager.

     In 2000, CharterMac distributed $1.07, thus enabling the Compensation Committee to issue options under the Share Option Plan and in 2001, CharterMac distributed $1.14, thus enabling the Compensation Committee to issue options under the Share Option Plan, however, no options have been granted as of the date of this proxy for either year.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is comprised of two Independent Trustees (Messrs. Allen and Fisch). The role of the Compensation Committee is to administer the policies governing the Share Option Plan. Because CharterMac does not pay salaries and bonuses to the officers of CharterMac or the general partner of the Manager, the Compensation Committee does not determine executives' salary levels. Subject to the restrictions contained in the Share Option Plan, option compensation is intended to be set at a level competitive with the amounts paid to the management of similarly sized companies in similar industries. The Committee also evaluates the performance of management when determining the number of options to be issued.

     CharterMac's grants of share options are structured to link the compensation of the officers of CharterMac and the officers of the general partner of the Manager (and its affiliates) with CharterMac's performance. Through the establishment of the Share Option Plan, CharterMac has aligned the financial interests of its executives (and the executives of the Manager) with the results of CharterMac's performance, which is intended to enhance shareholder value. The Compensation Committee may only grant options if certain performance levels are met and is limited in the number of options which may be granted each year (See "Share Option Plan" above). The amount of options which may be granted will be set at levels that the Compensation Committee believes to be consistent with others in CharterMac's industry, with such compensation contingent upon CharterMac's level of annual and long-term performance.

     Section 162 (m) was added to the Internal Revenue Code as part of the Omnibus Budget Reconciliation Act of 1993. Section 162 (m) limits the deduction for compensation paid to the Chief Executive Officer and the other executive officers to the extent that compensation of a particular executive exceeds $1,000,000 (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based" compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. It is CharterMac's goal to have compensation paid to its five most highly compensated officers qualify as performance based compensation deductible for federal income tax purposes under Section 162 (m). Given the fact that CharterMac is externally managed and the only compensation that currently may be paid to its executives are options pursuant to the Share Option Plan, it is unlikely that Section 162
(m) will present any concerns.

                                                        COMPENSATION COMMITTEE

                                                        Peter T. Allen
                                                        Arthur P. Fisch

SHARE PERFORMANCE GRAPH

     The following share performance graph compares CharterMac's performance to the S&P 500 and the Russell 2000 stock index. CharterMac is currently one of the companies included in the Russell 2000 stock index, an index that measures the performance of small market capitalization companies. The graph assumes a $100 investment on October 16, 1997 (the day that Charter Mac began trading on the American Stock Exchange). All stock price performance figures includes the reinvestment of dividends.

                 COMPARISON OF 50 MONTH CUMULATIVE TOTAL RETURN*
                AMONG CHARTER MUNICIPAL MORTGAGE ACCEEPTANCE CO,
                  THE S&P 500 INDEX AND THE RUSSELL 2000 INDEX



                              [PERFORMANCE GRAPH]



---------------
* $100 invested on 10/16/97 in shares or on 9/30/97 in index-including reinvestment of dividends. Fiscal year ended December 31.


CUMULATIVE TOTAL RETURN
-----------------------
                                          10/16/97      12/97       12/98        12/99       12/00        12/01
                                          --------     -------     -------      -------     -------      -------
CHARTERMAC . . . . . . . . . . . . . . .    $100       $102.35     $104.47      $109.68     $136.13      $177.16
S&P 500. . . . . . . . . . . . . . . . .     100        102.87      132.27       160.10      145.52       128.23
RUSSELL 2000 . . . . . . . . . . . . . .     100         96.65       94.19       114.21      110.76       113.52

                                 AUDIT COMMITTEE

AUDIT COMMITTEE CHARTER

     On June 14, 2000, the Board of Trustees adopted the following Audit Committee Charter. The Audit Committee Charter will be reviewed, updated and approved by the Board of Trustees each year:

     ROLE AND INDEPENDENCE

         The audit committee, of the Board of Trustees of Charter Municipal Mortgage Acceptance Company (the "Company"), assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and other such duties as directed by the Board. The membership of the Company's audit committee (the "Committee") shall consist of at least three Trustees who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on the Committee as set forth in the corporate governance standards of the American Stock Exchange. The Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors, if any, and the management of the Company. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

         The Board of Trustees shall appoint one member of the Committee as chairperson. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board of Trustees. The chairperson will also maintain regular liaison with the CEO, CFO, and the lead independent audit partner.

     RESPONSIBILITIES

         The Committee's primary responsibilities include:

         Recommending to the Board the independent accountant to be selected or retained to audit the financial statements of the Company. In so doing, the Committee will request from the auditor a written affirmation, consistent with Independence Standards Board Standard 1, that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the board any actions necessary to oversee the auditor's independence.

         Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the Committee (and the Board) to report on any and all appropriate matters.

         Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

         Reviewing with management and the independent auditor the quarterly financial information prior to the Company's filing of Form 10-Q. This review may be performed by the Committee or its chairperson.

         Discussing with management, the internal auditors, if any, and the external auditors the quality and adequacy of the Company's internal controls.

         Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

         Reporting Committee activities to the full Board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

         The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff, if any) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurances as to the financial statements and other financial information provided by the Company to its shareholders and others.

AUDIT COMMITTEE REPORT

     The Audit Committee of CharterMac's Board of Trustees has issued the following report with respect to the audited financial statements of the Company for the fiscal year ended December 31, 2001:

     o The Audit Committee has reviewed and discussed with CharterMac's management the Company's fiscal 2001 audited financial statements;

     o The Audit Committee has discussed with Deloitte & Touche LLP (CharterMac's independent auditors) the matters required to be discussed by Statement on Auditing Standards No. 61 as amended by SAS No. 90;

     o The Audit Committee has received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 (which related to the auditors' independence from the Company and its related entities) and has discussed with the auditors their independence from CharterMac;

     Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Trustees that the audited financial statements be included in CharterMac's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

     Submitted by the Audit Committee of CharterMac's Board of Trustees:

                                                   Charles L. Edson - Chairman
                                                   Peter T. Allen
                                                   Arthur P. Fisch

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP have been and are presently the independent auditors for CharterMac. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and to be available to respond to appropriate questions from holders of Common Shares.

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that year were $185,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Deloitte did not provide the Company with any professional services for information technology services relating to financial information systems design and implementation for the year ended December 31, 2001.

ALL OTHER FEES

     The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the year ended December 31, 2001 were $407,358, including audit-related services of $178,800, primarily for comfort letters and consents required for equity offerings, and $228,558 for non-audit services, primarily for income tax return preparation and related consultations, and due diligence relating to a business acquisition.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by CharterMac. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such person, and CharterMac will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, telephone and Internet, proxies may be solicited by trustees, officers and regular employees of CharterMac, the Manager and a proxy solicitation firm by personal interview or telephone.

                                VOTING PROCEDURES

     Equiserve, LP (the "Inspector") has been appointed the inspector of elections. The Inspector will count all votes cast, in person or by submission of a properly executed proxy, received at or prior to the Meeting. Abstentions and "broker non-votes" (i.e., nominees holding Common Shares for beneficial owners who have not voted on a specific matter) (i) will be treated as present for purposes of determining whether a quorum is present at the Meeting and (ii) will have no effect on the vote with respect to Proposal 1, but will be counted as a vote against Proposal 2.

                              SHAREHOLDER PROPOSALS

     Any proposal by a shareholder of CharterMac intended to be presented at the 2003 Annual Meeting of Shareholders must be received by CharterMac at its principal executive office not later than January 6, 2003 for inclusion in CharterMac's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with other requirements of the proxy solicitation rules of the Commission.

                           ANNUAL REPORT ON FORM 10-K

     UPON WRITTEN REQUEST BY ANY SHAREHOLDER ENTITLED TO VOTE AT THE MEETING, CHARTERMAC WILL FURNISH THAT PERSON WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. Requests should be addressed to Brenda Abuaf at Charter Municipal Mortgage Acceptance Company, 625 Madison Avenue, New York, New York 10022-1801.

                                 OTHER BUSINESS

     The Board of Trustees does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

     It is important that your Common Shares be represented at the Meeting. If you are unable to be present in person, please complete, date, sign and return the enclosed stamped, self-addressed proxy-card, or vote by telephone or on the Internet. Your failure to do so will increase the costs of operating CharterMac and decrease the return on your investment.


                                          By Order of the Board of Trustees

                                          /s/ Stuart J. Boesky
                                          -------------------------------------
                                          Stuart J. Boesky
                                          President and Chief Executive Officer

April 30, 2002

                                [CharterMac Logo]
Dear Shareholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of CharterMac that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Similar to last year, you can vote your Shares by Internet or phone. Follow the instructions on the reverse side of proxy card if you wish to do so.


If you chose to vote by mail, please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.



Sincerely,


Charter Municipal Mortgage Acceptance Company

--------------------------------------------------------------------------------
                                      Proxy

                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY

                               625 Madison Avenue
                            New York, New York 10022

                       SOLICITED BY THE BOARD OF TRUSTEES
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Stuart J. Boesky and Michael J. Brenner, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all common shares of Charter Municipal Mortgage Acceptance Company ("CharterMac") held of record by the undersigned on April 16, 2002 at the Annual Meeting of Shareholders to be held on June 11, 2002 and any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

[SEE REVERSE SIDE]                                            [SEE REVERSE SIDE]

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


Vote by Telephone                                     Vote by Internet
-----------------                                     ----------------
Its fast, convenient and immediate!                   It's fast, convenient and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                  confirmed and posted.
1-877-PRX-VOTE (1-888-779-8683)

---------------------------------------------------   ---------------------------------------------------
Follow these four easy steps:                         Follow these four easy steps:

1. Read the accompanying Proxy Statement/ and         1. Read the accompanying Proxy Statements and
Proxy Card.                                              Proxy Card.
2. Call the toll-free number 1-877-PRX-VOTE (1-       2. Go to the Website
877-779-8683).                                           http://www.eproxyvote.com/chc
3. Enter your 14-digit Voter Control Number           3. Enter your 14-digit Voter Control Number
located on your Proxy Card above your name.              located on your Proxy Card above your name.
4. Follow the recorded Instructions.                  4. Follow the recorded Instructions.
---------------------------------------------------   ---------------------------------------------------

YOUR VOTE IS IMPORTANT!                               YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                          Go to WWW.EPROXYVOTE.COM/CHC anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet
---------------------------------------------------------------------------------------------------------

                                   DETACH HERE

[X] Please mark votes as in this example.

THE BOARD OF TRUSTEES RECOMMENDS A  VOTE "FOR" EACH OF THE LISTED PROPOSALS

1.   Election of Trustees.                            3. In their discretion, the proxies are authorized
     Nominees: Charles L. Edson,  Alan P. Hirmes      to vote upon any other business that may properly
     & Thomas W. White                                come before the meeting.

         FOR ALL    WITHOLD ALL
          [   ]        [   ]

[   ]---------------------------------
     FOR ALL nominees EXCEPT as noted above

2.   Authorized Shares Amendment.                     MARK HERE FOR ADDRESS CHANGE AND
     Proposal to amend the Trust Agreement to         NOTE AT LEFT [   ]
     permit CharterMac to increase the number         Please sign exactly as name appears hereon.  Joint
     of authorized shares from                        owners should each sign.  Executors,
     50,000,000 to 100,000,000                        administrators, trustees and guardians or other
                                                      fiduciaries should give full title as such. If
                                                      signing for a corporation, please sign in full
                                                      corporate name by a duly authorized officer.

           FOR        AGAINST     ABSTAIN
          [   ]        [   ]       [   ]


Signature:                      Date:        Signature:                       Date:
          ----------------------     -------           -----------------------     -------
